UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 22, 2019

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

On October 22, 2019, Ekso Bionics, Inc. (“Ekso US”), a wholly-owned subsidiary of Ekso Bionics Holdings, Inc. (the “Company”), entered into a Technology License Agreement, dated October 22, 2019 (the “License Agreement”) with Exoskeleton Intelligent Robotics Co. Limited, a limited liability company organized under the laws of the PRC (the “Joint Venture”) pursuant to a prior agreement with the Joint Venture and Ekso US’s partners in the Joint Venture. As previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 30, 2019, the Joint Venture was formed pursuant to the Equity Joint Venture Contract, dated January 30, 2019, by and among Zhejiang Youchuang Venture Capital Investment Co., Ltd. and Shaoxing City Keqiao District Paradise Silicon Intelligent Robot Industrial Investment Partnership (Limited Partnership) (collectively, the “JV Partners”) and Ekso US, as amended by the Amendment to the Joint Venture Contract of Exoskeleton Intelligent Robotics Co. Limited, dated April 30, 2019, by and between the JV Partners and Ekso US (as amended, the “JV Agreement”), and is designed to develop and serve the exoskeleton market in China and other Asian markets and to create a global exoskeleton manufacturing center. The License Agreement was entered into pursuant to the terms of the JV Agreement.

Pursuant to the License Agreement, Ekso US will grant to the Joint Venture a nontransferable, non-sublicensable, irrevocable and exclusive right and license in China, Hong Kong, Singapore, Malaysia and other countries to be mutually agreed upon by the parties to the JV Agreement, but excluding Japan, India and Australia (the “JV Territory”) to patented technologies and non-patented manufacturing technologies involved in the manufacture of certain products, including EksoGT, EksoVest and EksoZeroG Arm units (collectively, the “Designated Products”) and their improvements, to (i) manufacture, assemble, made and have made, use the Designated Products in China and to sell such products in the JV Territory, (ii) provide marketing promotion, technical training and maintenance associated with such products and (iii) make investment in research and development projects undertaken by Ekso US. Under the License Agreement, Ekso US will also provide marketing promotion, maintenance, training and technical support to the Joint Venture in connection with the licensed activities, and the Joint Venture will reimburse the reasonable costs and expenses of Ekso US for the training and technical support services so provided. In consideration for the improvements made by Ekso US to the Designated Products, pursuant to the License Agreement, following a specified royalty-free period, Ekso US will receive mid-single digit percentages of the net sales revenue of the Designated Products sold by the Joint Venture. The License Agreement will be in effect until terminated for cause by Ekso US or until the earlier expiration or termination of the JV Agreement.

The foregoing is a summary of the material terms and conditions of the License Agreement, which summary is qualified in their entirety by the actual License Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
10.1	Equity Joint Venture Contract, dated January 30, 2019, by and among Ekso Bionics Holdings, Inc., Ekso Bionics, Inc., a wholly-owned subsidiary of Ekso Bionics Holdings, Inc., Zhejiang Youchuang Venture Capital Investment Co., Ltd. and Shaoxing City Keqiao District Paradise Silicon Intelligent Robot Industrial Investment Partnership (incorporated by reference to Exhibit 10.1 on the Company’s Quarterly Report on 10-Q filed with the SEC on May 1, 2019).

10.2	Amendment to the Joint Venture Contract of Exoskeleton Intelligent Robotics Co. Limited, dated April 30, 2019, by and among Ekso Bionics Holdings, Inc., Ekso Bionics, Inc., a wholly-owned subsidiary of Ekso Bionics Holdings, Inc., Zhejiang Youchuang Venture Capital Investment Co., Ltd. and Shaoxing City Keqiao District Paradise Silicon Intelligent Robot Industrial Investment Partnership (incorporated by reference to Exhibit 10.2 on the Company’s Quarterly Report on 10-Q filed with the SEC on August 1, 2019).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ John F. Glenn
Name:	John F. Glenn
Title:	Chief Financial Officer

Dated: October 28, 2019